     Exhibit 23-1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement (No. 333-126173) on Form S-8 of R.H. Donnelley Corporation of our report dated June 22, 2006, pertaining to the financial statements and supplemental schedules of the R.H. Donnelley 401(k) Savings Plan as of December 31, 2005 and for the year then ended appearing in this Annual Report on Form 11-K of R.H. Donnelley 401(k) Savings Plan.
/s/ Anton Collins Mitchell LLP
Denver, Colorado
June 22, 2006